UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA		90010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 29, 2008, Nara Bancorp, Inc. (the “Company”) filed an application with the U.S. Department of the Treasury (“Treasury”) to participate in the voluntary Capital Purchase Program (“CPP”). The CPP offers all qualifying financial institutions that are approved by the Treasury the opportunity to issue and sell senior perpetual preferred stock, along with warrants to purchase common stock, to the Treasury. On November 10, 2008, the Company received preliminary approval from the Treasury to participate in the CPP, up to the program’s maximum allowable amount of 3% of the Company’s risk-weighted assets, or $67 million. A press release announcing the Treasury’s preliminary approval of the Company’s CPP application is attached hereto as Exhibit 99.1.

The Treasury initiated the CPP under authority provided in the Emergency Economic Stabilization Act of 2008 (“EESA”). The CPP is designed to attract broad participation by healthy institutions to stabilize the financial system. Additional information about EESA and the CPP is available on the Treasury web site at www.treas.gov/initiatives/eesa.

The information contained in this Current Report on Form 8-K is being furnished to, and shall not be deemed “filed” with, the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

The following Exhibit is furnished as part of this Current Report on Form 8-K.

99.1     Press Release dated November 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: November 14, 2008	/s/ ALVIN D. KANG
Alvin D. Kang
Executive Vice President and Chief Financial Officer

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